Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-229213) and Form S-8 (Nos. 333-268067, 333-228717, 333-248904, 333-259900) of Endava plc of our report dated September 19, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
September 19, 2023